                                                                    EXHIBIT 99.3

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" ("FAS 128"), which is required to be adopted for the period ended December 31, 1997. Statement 128 replaced the calculation of primary and fully diluted net income per share with basic and diluted net income per share. Unlike primary net income per share, basic net income per share excludes any dilutive effects of options, warrants and convertible securities. Diluted net income per share is very similar to the previously reported fully diluted net income per share.

In February 1998, Staff Accounting Bulletin No. 98 ("SAB 98") was issued and amends the existing Securities and Exchange Commission ("SEC") staff guidance primarily to give effect to FAS 128. Under SAB 98, certain shares of convertible preferred stock, options and warrants to purchase shares of common stock, issued at prices below the per share price of shares sold in the Company's initial public offering in December 1997, previously included in the computation of shares outstanding pursuant to Staff Accounting Bulletins Nos. 55, 64 and 83 are now excluded from the computation

All net income per share amounts for all periods have been presented, and where appropriate, restated to conform to the FAS 128 and SAB 98 requirements:

(In thousands, except per share amounts:)
                                                                                Years ended December 31,
                                                                                ------------------------
                                                             1993                 1994              1995               1996
                                                        ------------          ------------      ------------      -----------
Net income                                              $        189          $         55      $        444      $       527
                                                        ============          ============      ============      ===========

Net income per share as previously reported             $       0.02          $          -      $       0.04      $      0.07
                                                        ============          ============      ============      ===========

Basic net income per share                              $       0.02          $          -      $       0.04      $      0.11
                                                        ============          ============      ============      ===========

Shares used in calculating basic net income per share         10,000                10,930            10,062            4,988
                                                        ============          ============      ============      ===========

Diluted net income per share                            $       0.02          $          -      $       0.04      $      0.10
                                                        ============          ============      ============      ===========

Shares used in calculating diluted net
  income per share                                            10,000                10,930            10,062            5,246
                                                        ============          ============      ============      ===========

                                                                                                  Three month period ended
                                                          Nine Months ended September 30,       -----------------------------
                                                        ----------------------------------       December 31,    December 31,
                                                            1996                  1997              1996             1997
                                                        ------------          ------------      ------------     ------------
Net income                                              $        398          $        572      $        129      $       440
                                                        ============          ============      ============      ===========

Basic income per share as previously reported           $       0.05          $       0.08      $       0.02       $     0.07
                                                        ============          ============      ============      ===========

Basic net income per share                              $       0.08          $       0.11      $       0.03       $     0.07
                                                        ============          ============      ============      ===========

Shares used in calculating basic net income per share          5,220                 5,400             4,300            6,139
                                                        ============          ============      ============      ===========

Diluted net income per share as previously reported     $       0.05          $       0.08      $       0.02      $      0.06
                                                        ============          ============      ============      ===========

Diluted net income per share                            $       0.07          $       0.10      $       0.03      $      0.06
                                                        ============          ============      ============      ===========

Shares used in calculating diluted net income per share        5,478                 5,794             4,558            7,464
                                                        ============          ============      ============      ===========